UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

ZEDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street (11th Floor), New York, NY	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, par value $.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 16, 2020, the Registrant’s Board of Directors voted to increase the size of the Board of Directors from four to five members and elected Paul Packer, age 48, as a director, effective April 1, 2020, to serve until the next annual meeting of the Registrant’s stockholders. Mr. Packer was also appointed to serve on the Audit Committee, Compensation Committee and Corporate Governance Committee of the Board of Directors, and as Chairman of the Audit Committee.

There are no arrangements or understandings between Mr. Packer and any other person pursuant to which Mr. Packer was elected as a member of the Board of Directors. Mr. Packer has not entered into any related person transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Packer will be entitled to receive non-employee director compensation in accordance with the Registrant’s policy on director compensation.

A copy of the press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
99.1	Press Release of the Registrant, dated April 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Financial Officer

Dated: April 1, 2020

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release of the Registrant, dated April 1, 2020

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